===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Primex Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF PRIMEX TECHNOLOGIES]

                             10101 9th Street North
                            St. Petersburg, FL 33716

                                                                  March 21, 2000

Dear Shareholder:

   You are cordially invited to attend our 2000 Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, May 2, 2000. The meeting will be held at the Renaissance Vinoy Resort, 501 Fifth Avenue N.E., St. Petersburg, Florida.

   The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting. Whether or not you plan to attend, please sign and date the enclosed form of proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card.

                                 Sincerely,

                                 /s/ James G. Hascall
                                 James G. Hascall
                                 Chairman of the Board and
                                 Chief Executive Officer

                           PRIMEX TECHNOLOGIES, INC.
                            10101 9th Street North
                           St. Petersburg, FL 33716

                                 -------------

               NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS

                                 -------------

   PRIMEX TECHNOLOGIES, INC. will hold its 2000 Annual Meeting of Shareholders on Tuesday, May 2, 2000, at the Renaissance Vinoy Resort, 501 Fifth Avenue N.E., St. Petersburg, Florida. The meeting will begin at 10:00 a.m.

   The Board of Directors has fixed the close of business on March 7, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof that may take place. At the meeting, the shareholders will consider and take action on the following:

  (1) election of two directors;

  (2) ratification of the appointment of independent auditors for 2000; and

  (3) transaction of any other business properly presented at the meeting and at any adjournment thereof.

                                            By order of the Board of
                                            Directors:

                                            George H. Pain
                                            Secretary

March 21, 2000


                            YOUR VOTE IS IMPORTANT

                   You are urged to sign, date and promptly
               return your proxy card in the enclosed envelope.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Shares Outstanding and Entitled to Vote..................................   1
Certain Beneficial Owners................................................   2
Proposal No. 1--Election of Directors....................................   2
Additional Information Regarding the Board of Directors..................   4
  Attendance
  Committees of the Board
  Compensation of Directors
Security Ownership of Directors and Officers.............................   6
  Stock Ownership Guidelines
  Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation...................................................   8
  Report of the Compensation and Nominating Committee
  Summary Compensation Table
  Option Grants of Common Stock in 1999
  Aggregated Option Exercises in 1999 and Year-end Option Values
  Performance Graph
  Executive Agreements and Change-in-Control Arrangements
Proposal No. 2--Appointment of Independent Auditors......................  15
Certain Relationships and Related Transactions...........................  15
Miscellaneous............................................................  16
  Shareholder Proposals

                           PRIMEX TECHNOLOGIES, INC.
                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 2, 2000

   This Proxy Statement is furnished to the shareholders of Primex Technologies, Inc. ("Primex") in connection with the solicitation by the Board of Directors of Primex (the "Board") of proxies to be voted at the Annual Meeting of Shareholders to be held on May 2, 2000, and at any adjournment thereof. The mailing address of Primex's principal executive office is 10101 9th Street North, St. Petersburg, Florida 33716. This Proxy Statement, the related proxy card and Primex's Annual Report on Form 10-K are first being mailed to shareholders on or about March 21, 2000.

   Primex was organized under the laws of the Commonwealth of Virginia on May 10, 1996 as a wholly owned subsidiary of Olin Corporation ("Olin"). Primex began operating as an independent publicly held company on December 31, 1996 as a result of its spin-off from Olin.

   Shares represented by duly executed proxies in the accompanying form, received by Primex prior to the meeting, will be voted at the meeting. Where a shareholder directs in the proxy a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted for the election of directors as set forth below and in favor of the ratification of the appointment of Ernst & Young, LLP as Primex's independent auditors for 2000. Primex does not know of any matters other than those referred to in the accompanying Notice that are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary or by voting in person at the meeting.

                    SHARES OUTSTANDING AND ENTITLED TO VOTE

   The close of business on March 7, 2000 has been fixed as the record date for the 2000 Primex Annual Meeting of Shareholders and any adjournment thereof. As of the record date, there were 10,406,543 shares of Primex common stock, $1.00 par value per share ("Common Stock"), outstanding, each of which is entitled to one vote. Of those shares of Common Stock outstanding as of the record date, approximately 1,143,389 shares were held in the Primex Technologies, Inc. Retirement Investment Management Experience Plan (the "PRIME Plan") and are held by Boston Safe Deposit and Trust Company, N.A. as the Trustee. Approximately 858,716 shares were held in the Olin Corporation Contributing Employee Ownership Plan (the "CEOP") and are held by State Street Bank and Trust Company as the Trustee. Each individual participating in the PRIME Plan and the CEOP is entitled to instruct the Trustee how to vote all shares of Common Stock credited to the individual's account as of the record date. Shares of Common Stock held in the PRIME Plan and the CEOP for which voting instructions are not received from PRIME Plan or CEOP participants, respectively, will be voted by the Trustee in the same proportion as shares of Common Stock for which the Trustee has received instructions.

   On February 2, 1999, the Primex Board of Directors authorized a two-for-one split of its common stock payable March 22, 1999, in the form of a 100% stock dividend, for shareholders of record on February 22, 1999. All share amounts in this proxy statement reflect this stock dividend.

   The Bank of New York is Primex's registrar and transfer agent.

                           CERTAIN BENEFICIAL OWNERS

   Except as noted below, Primex knows of no person who, as of December 31, 1999, was the beneficial owner of more than five percent of the outstanding shares of Primex Common Stock. This information is based on reports filed by such persons with the United States Securities and Exchange Commission ("SEC").

                                                         Amount and
                                                          Nature of
     Name and Address of                                 Beneficial   Percent of
     Beneficial Owner                                     Ownership     Class
     -------------------                                 -----------  ----------
     Neuberger Berman, LLC.............................. 1,259,061(a)   12.60
     Neuberger Berman, Inc.
     Neuberger Berman Management, Inc...................   751,700(a)    7.52
     Neuberger Berman Genesis Portfolio
     605 Third Ave.,
     New York, NY 10158-3698
     State Street Bank and Trust Company................   926,186(b)    9.27
     PO Box 1389,
     Boston, MA 02104-1389

--------
(a) As reported on a Schedule 13G filed with the SEC on February 4, 2000, Neuberger Berman, LLC, a registered investment advisor, and Neuberger Berman, Inc., a parent holding company (collectively "Neuberger"), are deemed to have beneficial ownership as of December 31, 1999 of 1,259,061 shares of Primex Common Stock. As reported in the Schedule 13G, Neuberger possesses sole voting power with respect to 504,861 of such shares, shared voting power with respect to 751,700 of such shares and shared dispositive power with many unrelated clients with respect to all 1,259,061 shares. Included in this share total are the 751,700 shares held by the Neuberger Berman Genesis Portfolio, a series of Equity Managers Trust. Neuberger Berman LLC and Neuberger Berman Management Inc., sub-advisor and investment manager, respectively, of the Neuberger Berman Genesis Portfolio, share voting and dispositive power with the Neuberger Berman Genesis Portfolio with respect to all 751,700 shares. Employees of Neuberger Berman, LLC own an additional 3,300 shares. Neuberger Berman, LLC disclaims beneficial ownership of these shares.
(b) Primex has been advised in a Schedule 13G filing that as of December 31, 1999, State Street Bank and Trust Company, acting in its fiduciary capacities, had sole voting power with respect to 43,340 shares, shared voting power with respect to 882,846 shares and sole dispositive power with respect to 926,186 shares of Primex Common Stock. State Street Bank and Trust Company is Trustee of the Olin Corporation CEOP. Shares are voted in accordance with instructions received from CEOP participants as described above.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   The members of the Board of Directors of Primex are divided into three classes with the term of office of each class being three years, ending in different years. Two persons, as set forth below under "Nominees for Terms Expiring at the 2003 Annual Meeting," have been nominated by the Board for election as Class I directors to serve until the Annual Meeting of Shareholders in 2003 and thereafter until their successors have been duly elected and have qualified. The terms of the other directors will continue after the meeting as indicated below.

   On November 3, 1999, Edwin M. Glasscock retired as a Director. Upon his retirement, the number of directors constituting the whole Board was reduced to eight.

   Each of the nominees is a director at the present time. It is not expected that any of the nominees will be unable to serve as a director, but if any current nominee is unable to accept election, shares for which proxies have been received will be voted for the election of a substitute nominee selected by the Board, unless the number of directors is reduced.

   The election of each nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. Votes withheld and shares held in street name ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

   The Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

                                    CLASS I
             NOMINEES FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING

   ROBERT H. RAU, 63, retired as President of the Aerostructures Group of B.F. Goodrich Company in September 1998. From April 1993 until its merger with B. F. Goodrich in December 1997, Mr. Rau was President and Chief Executive Officer of Rohr, Inc. From 1988 to 1993, Mr. Rau served as Executive Vice President of Parker Hannifin Corporation and President of the Aerospace Group of Parker Hannifin. He is a member of the Board of Directors of B.F. Goodrich Company, Willis Lease Finance Corporation and HCC Industries Inc. Mr. Rau has served as a director of Primex since January 1997.

   LEON E. SALOMON, 63, has been a Logistics Consultant since March 1999. From January 1998 to his retirement from Rubbermaid Incorporated, he served as Senior Vice President of Procurement. From May 1996 to January 1998, he was the Corporate Vice President of Purchasing and Logistics for Rubbermaid. In 1996, after 37 years of service, General Salomon retired from active duty in the U.S. Army. From 1994 to 1996, General Salomon commanded the U.S. Army Material Command. From 1992 to 1994, he was the U.S. Army Deputy Chief of Staff for Logistics. Prior to that assignment, he was the Deputy Commanding General for Combined Arms Support, U.S. Army Training and Doctrine Command, and Commanding General, U.S. Army Combined Arms Support Command at Fort Lee, Virginia. He is a member of the Board of Directors of GRC International, Inc. General Salomon has served as a director of Primex since January 1997.

                                    CLASS II
          DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2001 ANNUAL MEETING

   J. DOUGLAS DEMAIRE, 53, is President of Primex, a position he has held since January 1999. From January 1997, when Primex was spun off from Olin Corporation, until December 1998, he served as Executive Vice President of Primex. From December 1995 through December 1996, Mr. DeMaire was Vice President, Corporate Planning of Olin with responsibilities for strategic planning, corporate development and mergers and acquisitions. From 1991 to 1995, he was Vice President, Planning and Development for Olin's Brass and Winchester Divisions. Mr. DeMaire has served as a director of Primex since January 1999.

   BOB MARTINEZ, 65, is Managing Director, Government Consulting Group of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., a position he has held since January 1999. From 1993 to January 1999, he was a principal of Bob Martinez & Company, a domestic and international business development consulting firm that he founded in 1993. From 1991 to 1993, pursuant to presidential appointment, Mr. Martinez served as the United States Drug Czar, and from 1987 to 1991, he served as the Governor of the State of Florida. Mr. Martinez has served as a director of Primex since January 1997.

   ANTHONY W. RUGGIERO, 58, is Executive Vice President and Chief Financial Officer of Olin Corporation, a position he has held since January 1999. From September 1995 until January 1999, he was Senior Vice President and Chief Financial Officer of Olin. Mr. Ruggiero was Senior Vice President and Chief Financial Officer of the Reader's Digest Association, Inc. from 1990 to 1995. He joined Squibb Corporation in 1969 and served as Senior Vice President and Chief Financial Officer and as a Director from 1983 to 1990. Mr. Ruggiero is a director of Olin Corporation. Mr. Ruggiero has served as a director of Primex since January 1997.

                                   CLASS III
          DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2002 ANNUAL MEETING

   JAMES G. HASCALL, 61, is Chairman and Chief Executive Officer of Primex, a position he assumed in January 1997 when Primex was spun off from Olin Corporation. From January 1996 through December 1996, Mr. Hascall served as Executive Vice President of Olin, having operating responsibility for Olin's Brass, Winchester, Ordnance and Aerospace Divisions. From 1985 through 1995, Mr. Hascall served as President of Olin's Brass Division. He was an Olin Corporate Vice President from 1985 to 1990 and a Senior Vice President from 1990 to December 1995.

   DAVID LASKY, 67, is Chairman and Chief Executive Officer of Curtiss-Wright Corporation. Mr. Lasky joined Curtiss-Wright in 1962, was elected Director, President and Chief Executive Officer in 1993, and in 1995, he was elected to the additional position of Chairman of the Board. Mr. Lasky has served as a director of Primex since January 1997.

   WILLIAM B. MITCHELL, 64, retired as Vice Chairman of the Board of Texas Instruments Incorporated in December 1996. Mr. Mitchell joined Texas Instruments in 1961, was elected a Corporate Vice President and President of the Defense Systems and Electronics Group in 1984, Executive Vice President and President of the Systems and Equipment Sector in 1991 and Vice Chairman in 1993. He is a director of Curtiss-Wright Corporation and a trustee of Mitre Corporation. Mr. Mitchell has served as a director of Primex since January 1997.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Attendance

   During 1999, the Board held eight meetings. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they served.

Committees of the Board

   The standing committees of the Corporation's Board of Directors are an Audit Committee and a Compensation and Nominating Committee. During 1999, each such committee held four meetings.

   The Audit Committee advises the Board on internal and external audit matters affecting Primex, including the appointment and termination of the independent auditors of Primex; reviews with such auditors the scope and results of their examination of the financial statements of Primex and any investigations and surveys conducted by such auditors; reviews reports of Primex's internal audit activities; reviews senior executive and Board member expenses and reviews the presentation of Primex's financial results. The committee approves the appointment and removal of trustees for qualified retirement, savings and fringe benefit programs. It also approves investment policy, investment funds offered and company contribution amounts and levels in these plans. The committee also advises the Board on compliance with the Primex Code of Business Conduct, on government and other compliance programs, on corporate and governmental security matters and any major litigation involving Primex. The Audit Committee currently consists of Messrs. Rau (Chair), Ruggiero and Salomon.

   The Compensation and Nominating Committee sets policy, develops and monitors strategies, and administers the programs addressing the compensation of the Chief Executive Officer ("CEO") and the other senior executives of Primex. The committee approves the salary plans for the CEO and other senior executives. It approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers Primex's incentive compensation plans. The committee approves qualified and non-qualified retirement and savings programs and reviews health, welfare and fringe benefit programs. It issues an annual report on Executive Compensation that appears in the Proxy Statement, approves Executive

Agreements and reviews plans for management development and succession, health, welfare and fringe benefits. The committee also advises the Board on such matters as the composition and remuneration of the Board and committees thereof, including the nomination of directors, protection against liability and indemnification. The committee will consider candidates recommended by shareholders for election as directors at annual meetings. Shareholder recommendations for director nominees must be in writing and submitted to the Secretary of Primex by December 1 of the year prior to such meeting, accompanied by a biography and the written consent of the candidate. The Compensation and Nominating Committee currently consists of Messrs. Lasky, Martinez and Mitchell (Chair).

   The Corporation's Bylaws require that advance notice of nominations for the election of directors to be made by a shareholder (as distinguished from a shareholder's recommendation to the Compensation and Nominating Committee) be given to the Secretary of Primex no later than 90 days before an annual meeting of shareholders or seven days following notice of special meetings of shareholders for the election of directors, together with the name and address of the shareholder and of the person to be nominated; a representation that the shareholder is entitled to vote at the meeting and intends to appear there in person or by proxy to make the nomination; a description of arrangements or understandings between the shareholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the SEC proxy rules; and the consent of the nominee to serve as a director, if elected.

Compensation of Directors

   During 1999, directors who were not employees of Primex received a fixed annual retainer of $20,000 (50% of which was distributed in the form of Common Stock) and an annual stock grant valued at $15,000. Each such director also received a fee of $1,000 for each meeting of the Board and for each meeting of a committee of the Board attended. Chairpersons of committees received an additional annual fee of $3,000. The Primex Stock Plan for Nonemployee Directors (the "Directors Plan") permits directors to (i) elect to receive the balance of their fixed annual retainer in cash or Common Stock, (ii) receive meeting fees in cash or Common Stock, and (iii) defer the cash or stock portions of their annual retainer and meetings fees into cash accounts or into stock accounts. Deferred cash balances are credited with interest and deferred stock balances with dividend equivalents.

   Directors are reimbursed for expenses incurred in the performance of their duties as directors and are covered while on company business under the Primex business travel accident insurance policy which covers employees of Primex generally.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

   The following table shows the number of shares of Common Stock beneficially owned as of January 15, 2000 by (i) each director and nominee for director of Primex, (ii) each of the individuals named in the Summary Compensation Table on page 11, and (iii) all directors and current executive officers of Primex as a group. Unless otherwise indicated in the footnotes below, each person had sole voting and investment power with respect to such shares. Also included in the table are shares of Common Stock which may be acquired within 60 days.

                                                       No. of Shares
                                                       Beneficially  Percent of
      Name of Beneficial Owner                          Owned(a,b)    Class(c)
      ------------------------                         ------------- ----------
      J. D. DeMaire...................................    133,772       1.3%
      J. E. Fischer...................................     66,281       --
      J. G. Hascall...................................    260,821       2.5%
      D. Lasky........................................      5,883       --
      B. Martinez.....................................        600       --
      W. B. Mitchell..................................      3,892       --
      G. H. Pain......................................     65,354       --
      R. H. Rau.......................................     22,900(d)    --
      A. W. Ruggiero..................................      2,150       --
      L. E. Salomon...................................        --        --
      M. S. Wilson....................................     89,394       --
      Directors and executive officers as a group,
       including
       those named above (14 persons).................    814,864       7.8%

--------
(a) Excluded from this table are shares of Common Stock credited to deferred accounts pursuant to the arrangements described above under "Compensation of Directors" in the amounts of 7,439 shares for Mr. Martinez, 7,319 for Mr. Mitchell, 8,661 for Mr. Rau, 8,837 for Mr. Ruggiero and 6,037 for Mr. Salomon. Such shares have no voting power.
(b) The amounts shown include shares of Common Stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after January 15, 2000 under the 1996 Long Term Incentive Plan of Primex Technologies, Inc.:

            J. D. DeMaire                              60,000 shares
            J. E. Fischer                              26,001 shares
            J. G. Hascall                             100,001 shares
            G. H. Pain                                 26,001 shares
            M. S. Wilson                               38,001 shares
        Directors and executive officers as a group,
         including those named above:                 314,674 shares

(c) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of Common Stock.
(d) Includes 21,000 shares held by a trust in which Mr. Rau is co-trustee sharing voting and investment power and in which his children are beneficiaries. Also includes 900 shares held by a trust in which his stepchildren are beneficiaries and his spouse is trustee. Mr. Rau disclaims beneficial ownership of such shares.

Stock Ownership Guidelines

   The Compensation and Nominating Committee of the Board of Directors has established guidelines for stock ownership for all key executives, including executive officers, and for all nonemployee Directors. Such guidelines ask that each executive and non-employee Director, within 5 years of attaining such position, acquire ownership of shares of Common Stock, the aggregate value of which meets or exceeds:

      Directors (nonemployee).................  4 times annual retainer
      CEO.....................................  4 times annual base salary
      President...............................  3 1/2 times annual base salary
      Executive Vice Presidents, Division
       Presidents,
       Chief Financial Officer................  3 times annual base salary
      Other Executive Officers................  2 times annual base salary
      All other key executives................  1 times annual base salary

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Primex executive officers and directors, and persons who own more than ten percent of a registered class of Primex's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Primex with copies of all Section 16(a) filings. Based solely upon the review of copies of such filings furnished to Primex or written representations that no filings were required, Primex believes that for the period January 1, 1999 through December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were timely filed with the SEC, except for one report for one transaction by S. C. Curley, an executive officer of Primex.

                             EXECUTIVE COMPENSATION

 Report of the Compensation and Nominating Committee on Executive Compensation

   The Compensation and Nominating Committee (the "Committee"), which is composed of three members of the Board of Directors who are not Primex officers or employees, establishes and administers the executive compensation program of Primex.

   Compensation Philosophy. The Committee, in designing and administering Primex's executive compensation program, seeks to achieve the following objectives:

  . To attract and retain high-quality executives;

  . To create a link between executive compensation and Primex's long-term financial performance and shareholder value; and

  . To unite management as a team.

   The Committee believes that, in order to accomplish these objectives, Primex's compensation program must be competitive with the compensation opportunities available at companies which compete with Primex for executive talent. Accordingly, in fashioning its executive compensation program, the Committee has reviewed and analyzed, and will continue to review and analyze, executive compensation data for companies which the Committee believes are similar to Primex in size and scope of operations ("Comparable Companies"). These data are obtained from surveys conducted by independent compensation consultants. The compensation surveys cover companies with which the Committee believes Primex competes for executive resources, but do not necessarily include the companies used in the peer group comparison shown in the Performance Graph on page 13 of this Proxy Statement. In reviewing such compensation data, the Committee takes into account how Primex's compensation policies and overall performance compare to the Comparable Companies.

   Components of Compensation Program. Primex's executive compensation program is comprised of the following three components:

  .Annual base salary;

  .Annual incentive compensation; and

  .Long-term incentive compensation.

   The Committee believes that placing an emphasis on the variable-pay components of the compensation program (annual incentive compensation and long-term incentive compensation) is the most effective means of achieving the above-described objectives, including building shareholder value. Accordingly, the Committee has endeavored to structure Primex's executive compensation program so that approximately 50% to 60% of an executive officer's total targeted compensation consists of variable pay. The Committee intends to review Primex's executive compensation program each year in order to ensure that the type and mix of compensation, including the emphasis on variable pay, are in line with the objectives and performance of Primex.

   Annual Base Salary. In setting the annual base salaries of Primex's executive officers, including the Chief Executive Officer (the "CEO"), the Committee reviews and analyzes base salary data for the Comparable Companies. In determining whether to adjust the base salary of an executive officer, including the CEO, the Committee takes into account, among other things, the salaries paid for comparable positions at Comparable Companies, changes in the executive officer's responsibilities, and the individual executive officer's performance. The Committee's long-term objective is to set the base salaries of its executive officers at or above the median salaries of similar-level executives of the Comparable Companies. The CEO's base salary for 1999 was $500,000. Based on a competitive analysis of the CEO's base salary, the Committee did not adjust his base salary beyond the 1998 level.

   Annual Incentive Compensation. In February 1997, Primex adopted an incentive compensation plan (the "ICP") as the vehicle for awarding executive officers annual incentive compensation. For all executive officers, other than the Division Presidents, the ICP awards annual cash bonuses determined solely on the basis of the Economic Value Added ("EVA") performance of Primex for the year versus a previously agreed-upon target EVA for the year. Seventy-five percent of the cash bonus to each Division President is based on the EVA performance of the respective Division; the remaining 25% is based on the EVA performance of Primex as a whole. This EVA system, which has been successfully adopted and implemented by a wide range of public and private companies around the world, uses as its principal measure an estimate of the net operating profit after subtracting taxes and the cost of capital employed (including both debt and equity). The Committee believes that the EVA system closely aligns the interests of management and shareholders.

   The EVA-based annual incentive award is calculated solely by reference to Primex's financial results and without reference to any individual's performance. Under the EVA bonus formula, a bonus multiple is generated that is then applied to the target bonus set at the beginning of a bonus year, resulting in a "declared bonus" award. Under the bonus plan, the declared bonus award is then placed into an individual's "bonus bank" from which only a predetermined portion of the bonus bank balance is actually paid out as the bonus award in a given year. For 1999, the predetermined payout was 33% of most participants' bonus bank balance. The remaining bonus bank balance is deferred, to be paid out over subsequent years if performance is sustained. The predetermined bonus payout for 2000 will be 33% of most participants' bonus bank balance.

   The CEO's incentive compensation award is determined by the EVA performance of Primex for the year. For 1999, Primex's actual EVA performance versus the target approved by the Board exceeded the goal. For 1999, the CEO received a bonus payout of $551,741. His remaining bonus bank balance is $1,120,201.

   Long Term Incentive Compensation. In December 1996, the Board of Directors adopted the 1996 Long-Term Incentive Plan of Primex Technologies, Inc. (the "1996 LTIP") as the primary vehicle for making grants of long-term incentive compensation to executive officers and other key employees of Primex. By providing for the grant of equity-based awards, the 1996 LTIP serves the objective of creating a link between a key employee's compensation and the long-term financial performance of Primex. That is, equity-based awards enable the executive officers and key employees who participate in the 1996 LTIP to reap benefits when shareholder value is created. Under the 1996 LTIP, the Committee is authorized to make grants of restricted stock, restricted stock units (rights to receive stock in the future), stock appreciation rights, and both qualified and non-qualified stock options.

   On January 4, 1999, the Committee awarded the CEO options to purchase 100,000 shares of Primex Common Stock with an exercise price of $21.13 per share. The table entitled "Option Grants of Common Stock in 1999" in this Proxy Statement sets forth certain information regarding stock option grants to other executive officers during 1999.

   The Committee currently intends that all long-term incentive awards made in the foreseeable future will be equity-based awards similar to those available for grant under the 1996 LTIP and currently anticipates that such awards will be primarily in the form of stock options. There are, however, less than 25,000 shares of Primex Common Stock available for issuance under the 1996 LTIP as restricted stock, restricted stock units or pursuant to stock options, and accordingly, the only long-term incentive awards currently available for grant by the Committee under the 1996 LTIP are stock appreciation rights. On February 1, 2000, the Committee recommended, and the Board of Directors approved, the adoption of a new long-term incentive plan, the Primex Technologies, Inc. 2000 Long Term Incentive Plan (the "2000 LTIP") which, like the 1996 LTIP, authorizes the Committee to grant equity based awards in amounts determined by the Committee.

   From time to time, the Committee may award bonus compensation to an executive officer of Primex in recognition of an extraordinary contribution made by the officer. These awards, which are infrequent and which are made solely at the discretion of the Committee, are made on an individual basis at such time or times as the Committee determines such awards are warranted. The Committee is not obligated to make such awards, and the Committee did not make any such awards in 1999.

   Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of a public company during a taxable year. This limitation on deductibility, which is set at $1 million per officer, does not apply to certain types of performance-based compensation. The Committee's philosophy with respect to Section 162(m) is that Primex should maximize the benefit of the tax laws for Primex shareholders, where appropriate, by awarding performance-based compensation to the extent consistent with Primex's compensation policies and practices.

   Conclusion. The Committee believes that the executive compensation program described above has facilitated and will continue to facilitate Primex's ability to retain, motivate, and attract the executive resources necessary to maximize shareholder value. The Committee intends to continue to emphasize the variable-pay element of the compensation program and the link between executive compensation and shareholder value.

The Compensation and Nominating Committee:

William B. Mitchell, Chairman                                      March 3, 2000
David Lasky
Bob Martinez

                           Summary Compensation Table

   The following table shows for Primex's Chief Executive Officer and the four other most highly compensated executive officers of Primex (the "Named Executive Officers") compensation for fiscal years 1997--1999.

                                  Annual Compensation              Long Term Compensation
                          -----------------------------------  ------------------------------
                                                                      Awards         Payouts
   Name and Principal                               Other      Restricted Securities
     Position as of                                 Annual       Stock    Underlying            All Other
   December 31, 1999      Year  Salary   Bonus   Compensation   Units(b)  Options(c) LTIP (d) Compensation(e)
   ------------------     ---- -------- -------- ------------  ---------- ---------- -------- --------------
James G. Hascall........  1999 $500,000 $551,741   $ 12,339    $        0  100,000   $393,800    $163,880
Chairman and Chief        1998  500,000  555,961      9,411             0  100,000          0     144,179
 Executive Officer        1997  425,000  452,403    184,251(a)  1,046,400        0          0      69,237

J. Douglas DeMaire......  1999 $362,500 $328,894   $ 16,436    $        0   60,000   $ 98,450    $ 83,022
President                 1998  350,000  315,265      9,307             0   60,000          0      71,400
                          1997  225,000  163,162    134,666(a)    401,120        0          0      32,483

Michael S. Wilson ......  1999 $275,000 $212,406   $  5,339    $        0   34,000   $ 76,075    $ 55,263
Executive Vice President  1998  250,000  182,104          0             0   40,000          0      52,296
                          1997  200,000  135,810          0       401,120        0          0      27,319

George H. Pain .........  1999 $275,000 $167,148   $  2,089    $        0   28,000   $ 35,800    $ 44,740
Vice President and        1998  250,000  163,089        198             0   25,000          0      38,889
 General Counsel          1997  200,000   96,413    176,177(a)    209,280        0          0      23,531

John E. Fischer ........  1999 $275,000 $150,910   $  4,120    $        0   28,000          0    $ 31,985
Vice President and        1998  250,000  130,285      2,089             0   25,000          0      33,349
 Chief Financial Officer  1997  190,000  116,413          0       401,120        0          0      19,768

--------
(a) Dollar amounts shown include relocation expenses paid by Olin for Messrs. Hascall, DeMaire and Pain of $112,346, $84,347,and $111,031 respectively. Amounts also include tax gross-ups paid for imputed income on such relocation expenses of $40,673 for Mr. Hascall, $31,937 for Mr. DeMaire and $65,146 for Mr. Pain.
(b) Dollar amounts shown equals number of restricted stock units granted multiplied by the fair market value of a share of Primex Common Stock on the grant date. The number and value of the restricted stock units held on December 31, 1999, based on the $20.75 per share closing price of Primex Common Stock on December 31, 1999, were J. G. Hascall--120,000 units ($2,490,000), J. D. DeMaire--46,000 units ($954,500), M. S. Wilson--46,000 units ($954,500), G. H. Pain-24,000 units ($498,000), J. E. Fischer-46,000 units ($954,500). Number of units reflect an equitable adjustment to the original grant made pursuant to anti-dilution provisions of the plan as a result of the 2-for-1 stock dividend. Dividends are accrued on all restricted stock units at the same rate as unrestricted shares of Common Stock and interest is accrued on all cash balances.
(c) All awards shown reflect an equitable adjustment made pursuant to the anti-dilution provisions of the plans for a 2-for-1 stock dividend.
(d) These amounts represent payouts under the Transition Bonus Program of Primex Technologies, Inc., which was adopted to help ensure that Primex executives, previously employed by Olin, were not penalized due to the forfeiture of unvested awards made to such executives under benefit plans of Olin resulting from the spin-off of Primex.
(e) Amounts reported in this column for 1999 are comprised of the following items:

                                           PRIME Plan
                                          Company Match
                                               and      Restoration  Term Life
                                           Retirement     Plan(1)   Insurance(2)
                                          ------------- ----------- -----------
      J. G. Hascall......................    $20,000     $138,222     $5,658
      J. D. DeMaire......................     16,340       63,649      3,033
      M. S. Wilson.......................     16,340       36,496      2,427
      G. H. Pain.........................     15,175       27,492      2,073
      J. E. Fischer......................     11,024       19,102      1,859

--------
(1) The Internal Revenue Code of 1986, as amended, imposes a cap on the amount of contributions that an employer may make to tax-deferred benefit plans on account of a particular employee. The Primex Technologies, Inc. Restoration Bonus Plan (the "Restoration Bonus Plan") provides for cash bonuses to each employee equal to the amount in excess of such cap that Primex would have contributed to the PRIME Plan on account of such employee if the cap did not exist. Such bonuses accrue throughout the year and are payable on or before December 31 of each year.
(2) Under the Primex key executive life insurance program, additional life insurance is provided to each executive. Amounts shown represent premiums paid under the program on behalf of such executives during 1999.

                     Option Grants of Common Stock in 1999

   The following table presents additional information concerning the option awards shown in the Summary Compensation Table on page 11 for fiscal year 1999. These options to purchase Common Stock were granted to the Named Executive Officers under the 1996 LTIP.

                                                                             Potential Realizable
                                                                                   Value at
                                                                             Assumed Annual Rates
                                                                                      of
                                                                                  Stock Price
                                                                               Appreciation for
                                       Individual Grants (a)                    Option Term (e)
                         --------------------------------------------------- ---------------------
                                             % of Total
                                 Number of     Options
                                Securities   Granted to
                                Underlying    Employees
                                  Options        in      Exercise Expiration
          Name            Date  Granted(b,c) Fiscal Year Price(d)    Date        5%         10%
          ----           ------ -----------  ----------- -------- ---------- ---------- ----------
J. G. Hascall........... 1/4/99   100,000       20.6      $21.13    1/3/09   $1,328,850 $3,367,580
J. D. DeMaire........... 1/4/99    60,000       12.3      $21.13    1/3/09      797,310  2,020,548
M. S. Wilson............ 1/4/99    34,000        7.0      $21.13    1/3/09      451,809  1,144,977
G. H. Pain.............. 1/4/99    28,000        5.8      $21.13    1/3/09      372,078    942,922
J. E. Fischer........... 1/4/99    28,000        5.8      $21.13    1/3/09      372,078    942,922

--------
(a) Number of options and the exercise price reflect an equitable adjustment to the original grant made pursuant to anti-dilution provisions of the 1996 LTIP as a result of the 2-for-1 stock dividend.
(b) Consists of option grants under the 1996 LTIP. The 1996 LTIP provides for the grant of stock options and related stock appreciation rights ("SARs"), as well as restricted stock, to key employees, as determined by the Compensation and Nominating Committee of the Board of Directors. Options granted under the 1996 LTIP may be granted either as incentive stock options, which qualify for certain favorable tax treatment, or as non-qualified options. One-third of the options granted in 1999 becomes exercisable on each January 3 beginning in 2000.
(c) Under the 1996 LTIP, the Compensation Committee, in its discretion, may grant stock appreciation rights ("SARs") to optionees. In 1999, Primex granted 34,000 SARs. Each such right will relate to and have the same terms and conditions, including restrictions, as a specific option granted, together with such additional terms and conditions as the Compensation Committee may prescribe.
(d) The exercise price of the options reflects the fair market value of Common Stock on the date of grant adjusted for the 2-for-1 stock split.
(e) No gain to the optionees is possible without appreciation in the stock price that will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of Primex's stock price or to establish any present value of the options.

   The following table sets forth as to the individuals named in the Summary Compensation Table on page 11, information regarding options exercised during 1999 and the value of in-the-money outstanding options at the end of 1999.

       Aggregated Option Exercises in 1999 and Year-end Option Values (a)

                                                Number of Securities       Aggregate Value of
                                               Underlying Unexercised   Unexercised, In-the-Money
                           Shares                Options at 12/31/99      Options at 12/31/99(b)
                          Acquired    Value   ------------------------- -------------------------
 Name                    on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
 ----                    ----------- -------- ----------- ------------- ----------- -------------
J. G. Hascall...........       0       $ 0      33,334       166,666     $127,003     $253,997
J. D. DeMaire...........       0         0      20,000       100,000       76,200      152,400
M. S. Wilson............       0         0      13,334        60,666       50,803      101,597
G. H. Pain..............       0         0       8,334        44,666       31,753       63,497
J. E. Fischer...........       0         0       8,334        44,666       31,753       63,497

--------
(a) Figures presented are adjusted to reflect the 2-for-1 stock dividend.
(b) Value was computed as the difference between the exercise price and the $20.75 per share closing price of Primex Common Stock on December 31, 1999, as reported on the consolidated transaction reporting system of the Nasdaq National Market System.

                               PERFORMANCE GRAPH
Primex Technologies, Inc., the Russell 2000 Index and the Dow Jones Aerospace &
                                 Defense Index*






                                                 Cumulative Total Return
                                         ---------------------------------------
                                         1/2/97 6/97 12/97 6/98 12/98 6/99 12/99
                                         ------ ---- ----- ---- ----- ---- -----
Primex Technologies, Inc................  100   106   169  258   216  220   170
Russell 2000............................  100   115   132  138   123  130   121
DJ Aerospace & Defense..................  100   107   106  106    87  105    79

--------
* Assuming $100 invested on January 2, 1997 in Primex Common Stock and on 12/31/96 in the Russell 2000 Index and the DJ Aerospace & Defense Index, including reinvestment of dividends. Fiscal year ending December 31.

Executive Agreements and Change in Control Arrangements

   Each of the Named Executive Officers has entered into an to Executive Agreement with Primex. Each Executive Agreement provides certain benefits to the officer in the event such officer's employment with Primex is terminated. More specifically, if the officer's employment is terminated by Primex without cause, the officer is entitled to a lump-sum payment equal to the sum of (i) twelve months of the officer's then current monthly salary, plus (ii) an amount equal to the greater of the average annual bonus payout to the officer under Primex's ICP over the three years immediately preceding the officer's termination or the officer's then current target bonus under Primex's ICP (the aggregate amount set forth under (i) and (ii) above being referred to as the "Executive Severance"). In the event that the officer's employment is terminated without cause by Primex or any successor entity after a change in control of Primex, the officer is entitled to an additional lump-sum payment equal to two times the Executive Severance. The officer is also entitled to the above amounts if he or she terminates his or her own employment for certain specified reasons, including a reduction in such officer's base salary, a reduction in responsibilities or position with Primex, relocation of his or her office under certain circumstances, and failure of Primex to maintain the officer's level of participation in certain benefit plans. In addition, the Executive Agreements for Messrs. Hascall, DeMaire, Pain, Fischer and one other executive officer provide that each is entitled to the above amounts if he terminates his employment with Primex for any reason within the 90-day period immediately following the expiration of the six months following the date of a change in control of Primex.

   Under the Executive Agreements, if an officer becomes entitled to Executive Severance, then, in addition to such Executive Severance, the officer will be entitled to receive a lump sum payment equal to the amount (or, in the case of a change in control, three times the amount) contributed or credited by Primex to the officer's accounts in all defined contribution plans of Primex during the twelve months preceding the officer's termination. The officer will also, under certain circumstances, be compensated upon a change in control for certain benefits that would be lost under Olin's qualified pension plan as a result of the change in control (assuming that such officer, at the time of the change in control, has an accrued vested benefit under such pension plan).

   Under each Executive Agreement, the officer will also continue to enjoy coverage under all Primex medical, dental, and life insurance plans for an additional one year after termination or, if the termination is after a change in control, for an additional three years. Lastly, the Executive Agreements provide that, with respect to any "excess parachute payment" tax imposed on an officer's severance benefits by Section 4999 of the Internal Revenue Code of 1986, as amended, the officer's benefits will be grossed-up so that after-tax severance benefits will equal what would have been received had the officer not been subject to Section 4999. Each of the Executive Agreements expires on December 31, 2002.

   In addition to the Executive Agreements, certain of Primex's benefit and compensation plans provide for the acceleration or increase of benefits in the event of a change in control of Primex. Under the ICP, upon a change in control of Primex, an additional bonus equal to the participant's preceding year's declared bonus or current year's ICP target bonus (whichever is greater) will be added to the participant's bonus bank, and any positive bonus bank balance must thereafter be paid to the participant as soon as administratively practicable after such change in control. Under the Restoration Bonus Plan (as described above in Footnote (e) to the Summary Compensation Table), all bonuses for the year payable under such plan will automatically be paid to participants upon a change in control. Under the Directors Plan (as described above under the caption "ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS-- Compensation of Directors"), upon a change in control of Primex, all shares and other amounts credited to a director's stock and cash accounts under the Director's Plan will promptly be distributed to such director. Under the 1996 LTIP and 2000 LTIP, upon a change in control of Primex, all options and stock appreciation rights then outstanding under the 1996 LTIP and 2000 LTIP will become immediately and fully exercisable, notwithstanding any vesting requirements contained in the 1996 LTIP, 2000 LTIP or the individual grant. In addition, each 1996 LTIP and 2000 LTIP participant holding an option shall also be deemed to hold a stock appreciation right related to such option (unless a stock appreciation right has already been granted with respect to such option), in which case the participant may elect to exercise either the option or the related stock appreciation right (but not both). Such stock appreciation rights will be exercisable on the same terms and conditions as the related option. All restrictions and conditions of all restricted stock and restricted stock units granted under the 1996 LTIP and 2000 LTIP will, upon a change in control, be deemed satisfied as of the date of the change in control and will be paid in either cash or Common Stock (at the election of the participant), and all performance awards under the 1996 LTIP and 2000 LTIP will become vested, deemed earned in full, and promptly paid upon a change in control.

   In the Executive Agreements and in the foregoing benefit and compensation plans, "change in control" is defined as the occurrence of any one of the following events: (i) Primex ceases to be owned by at least 300 shareholders of record, or ceases, by action of Primex's Board of Directors, to be either listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market; (ii) 15% of the outstanding voting stock of Primex becomes owned by one person or entity (other than Primex, a majority-owned subsidiary of Primex, or an employee benefit plan of Primex or one of its subsidiaries);
(iii) the incumbent directors or their designated successors cease, over a two-year period, to constitute a majority of the Board of Directors; (iv) all or substantially all of Primex's business or assets is disposed of pursuant to a merger, consolidation or other transaction, whether or not Primex is the surviving or resulting entity in the transaction (unless the shareholders of Primex immediately preceding the transaction own more than 50% of the voting stock or other ownership interest in the surviving entity or combined company);
(v) Primex's Board of Directors determines that a tender offer for Primex shares indicates a serious intention by the offeror to acquire control of Primex; or (vi) shareholder approval of a liquidation or dissolution of Primex.

      PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") as independent auditors of Primex for the year 2000. The appointment of Ernst & Young was recommended to the Board by its Audit Committee.

   The submission of this matter to shareholders at the Annual Meeting is not required by law or by Primex's Bylaws. The Board of Directors of Primex is nevertheless submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its appointment of Ernst & Young as independent auditors.

   A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

   The ratification of the appointment of independent auditors for 2000 requires that the votes cast in favor of the ratification exceed the votes cast opposing such ratification. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

      The Board of Directors recommends a vote FOR the ratification of the appointment
        of Ernst & Young LLP as Primex's independent auditors for 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Anthony W. Ruggiero, a director of Primex, is Executive Vice President and Chief Financial Officer of Olin. During Primex's 1999 fiscal year, Primex and Olin were parties to certain agreements, including a Powder Supply Requirements Agreement and a Component Supply Agreement which set forth the terms by which Olin purchased propellant powder from Primex and Primex purchased certain ammunition components from Olin. These agreements were originally negotiated while Primex was wholly owned by Olin, however, the Powder

Supply Requirements Agreement was re-negotiated in 1999. The Component Supply Agreement expired at the end of 1999. Accordingly, the Component Supply Agreement and the original Powder Supply Requirements Agreement were not the result of arm's-length negotiations between independent parties, although Primex believes that these agreements contained terms that generally are comparable to those that would have been reached in arm's-length negotiations between unaffiliated parties.

                                 MISCELLANEOUS

   Primex will pay the entire expense of this solicitation of proxies.

   Georgeson & Company Inc., New York, New York, will solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock held of record by such persons. Primex will pay Georgeson & Company Inc. a fee of $6,500 covering its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation material. In addition, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Primex.

Shareholder Proposals

   Proposals of shareholders intended to be presented at Primex's 2001 Annual Meeting of Shareholders must be received at Primex's principal executive offices by November 21, 2000 for inclusion in Primex's proxy statement and form of proxy for that meeting. All such proposals must be in writing and addressed to the Corporate Secretary, Primex Technologies, Inc., 10101 9th Street North, St. Petersburg, Florida 33716.

                                             By order of the Board of Directors:

                                          /s/ George H. Pain
                                             George H. Pain
                                             Secretary

March 21, 2000

                           PRIMEX TECHNOLOGIES, INC.

                 10101 9th Street N., St. Petersburg, FL. 33716

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     JAMES G. HASCALL, BOB MARTINEZ, and LEON E. SALOMON, or any of them with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in Primex Technologies, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of Shareholders to be held at the Renaissance Vinoy Resort, 501 Fifth Ave. N.E., St. Petersburg, Florida, on May 2, 2000, at 10:00 a.m. and at any adjournment thereof.

     This Proxy will be voted as directed by the shareholder on the items listed on the reverse side. If no contrary direction is specified, this Proxy will be voted FOR Items 1 and 2. Should any nominee for election to the Board of Directors be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.




                                                PRIMEX TECHNOLOGIES, INC.
                                                P.O. BOX 11190
                                                NEW YORK, N.Y. 10203-0190


(IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE)

                               Please Detach Here
              \/ You Must Detach This Portion of the Proxy Card \/
                  Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------


ITEM 1. ELECTION OF DIRECTORS:

     FOR all nominees listed below.  [_]


     WITHHOLD AUTHORITY to vote for  [_]
     all nominees listed below.

     *EXCEPTIONS                     [_]


     Nominees: Robert H. Rau and Leon E. Salomon
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
     *Exceptions______________________________________________________________


ITEM 2. Appointment of Independent Auditors.

     FOR      [_]

     AGAINST  [_]

     ABSTAIN  [_]


     If You Plan to Attend the
     Annual Meeting Mark Here  [_]

     Change of Address and/    [_]
     or Comments Mark Here

     Please mark, date and sign as your name appears hereon. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer and indicate the title of such officer. If shares are held jointly, each stockholder named should sign. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

     Dated: ___________________________________________________________, 2000

     Signature ______________________________________________________________

     Signature ______________________________________________________________

     Votes must be indicated (x) in Black or Blue ink.


        PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

From:                                                           ------------
PROXY TABULATOR                                                 FIRST CLASS
P.O. BOX 9132                                                   U.S. POSTAGE
HINGHAM, MA 02043-9132                                              PAID
                                                                    PROXY
                                                                  TABULATOR
                                                                ------------


                            VOTING INSTRUCTION FORM

 PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTION FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE

This voting instruction is requested by Boston Safe Deposit and Trust Company in conjunction with a proxy solicitation by the Board of Directors of Primex
                              Technologies, Inc.


Please read the enclosed Proxy Statement and the Annual Report to Stockholders
                             for more information.

                     CONFIDENTIAL VOTING INSTRUCTION FORM
                   To: Boston Safe Deposit and Trust Company
 As Trustee of the Primex Technologies, Inc. Retirement Investment Management
                                Experience Plan

        \/ Please fold and detach card at perforation before mailing \/

The undersigned hereby instructs Boston Safe Deposit and Trust Company, as Trustee of the Primex Technologies, Inc. Retirement Investment Management Experience Plan (the "PRIME Plan") to vote in person or by proxy at the Annual Meeting of the Shareholders of Primex Technologies, to be held on May 2, 2000, and at any postponements thereof, all shares of Common Stock of Primex Technologies, Inc., for which the undersigned shall be entitled to instruct, in the manner specified on the other side hereof.

Boston Safe Deposit and Trust Company will vote the shares represented by this Voting Instruction Form if it is properly completed, signed, and received by Boston Safe Deposit and Trust Company before 5:00 p.m. EST on April 28, 2000 at P.O. Box 9116, Hingham, MA 02043. Please sign exactly as your name appears below. The PRIME Plan provides that Common Stock credited to participants' accounts for which no written instruction is received by the Trustee before the meeting date will be voted in the same proportion as shares of Common Stock for which the Trustee has received instructions.

Boston Safe Deposit and Trust Company makes no recommendation regarding any voting instruction.

                                      Dated _____________________ , 2000

                                      __________________________________
                                                   SIGNATURE

        \/ Please fold and detach card at perforation before mailing \/



              Please vote by marking the appropriate boxes below.

             ---------------------------------------------------
             The Board of Directors of Primex Technologies, Inc.
                   recommends a vote FOR Proposals 1 and 2.
             ---------------------------------------------------

1. ELECTION OF DIRECTORS
                                                                 FOR ALL
                                FOR          WITHHOLD            EXCEPT
    Nominees:                   ALL             ALL          (noted at left)

    Robert H. Rau               [_]             [_]                [_]
    Leon E. Salomon

(Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL EXCEPT" box above and write that nominee's name below. Your shares will be voted for the remaining nominee.)

_______________________________________________________________________________


2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                                FOR          WITHHOLD          ABSTAIN

                                [_]             [_]              [_]


Please note: If this Voting Instruction Form is signed, but no direction is given on Proposal #1, Boston Safe Deposit and Trust Company will vote "FOR" all nominees listed, or if no direction is given on Proposal #2, Boston Safe Deposit and Trust Company will vote "FOR" Proposal #2.

           (Continued and to be dated and signed on the other side)